Exhibit 10.1

Execution Version

AMENDMENT NO. 6

TO CREDIT AGREEMENT

THIS AMENDMENT NO. 6 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 4, 2014, is made by and among Great Lakes Dredge & Dock Corporation (the “Borrower”), the other “Credit Parties” from time to time party to the Credit Agreement referred to and defined below (together with the Borrower, the “Credit Parties”) and the Lenders (as defined below) signatory hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to and defined below.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Credit Parties, the financial institutions from time to time party thereto (collectively, the “Lenders”) and Wells Fargo Bank, National Association, as the Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders, as Swingline Lender and as an Issuing Lender are parties to that certain Credit Agreement, dated as of June 4, 2012 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Required Lenders agree to, and subject to the terms and conditions set forth herein the Required Lenders have agreed to, amend certain provisions of the Credit Agreement as provided herein to permit (i) a term loan facility in an aggregate principal amount of up to $50,000,000, (ii) the proposed acquisition by the Borrower of Magnus Pacific Corporation, a California corporation and (iii) the issuance of up to an additional $50,000,000 in aggregate principal amount of the Borrower’s 7-3/8% senior notes due 2019 under the Note Indenture;

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the other Credit Parties and the Required Lenders, such parties hereby agree as follows:

Section 1. Amendments to the Credit Agreement. Subject to the satisfaction of each of the conditions set forth in Section 2 of this Amendment, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is amended to add the following new definitions to such section in their appropriate alphabetical location therein:

“Magnus” means Magnus Pacific Corporation, a California corporation.

“Magnus Acquisition” means a transaction constituting, and satisfying all conditions hereunder to, a Permitted Acquisition pursuant to which the Borrower or one of its Subsidiaries acquires all of the outstanding equity interests of Magnus for aggregate consideration consisting solely of (a) $25,000,000 in cash payable at closing, subject to a working capital adjustment, (b) the Magnus Seller Note and (c) the Magnus Earnout.

“Magnus Earnout” means the unsecured obligations of the Borrower and Great Lakes Environmental and Infrastructure Solutions, LLC, a Delaware limited liability company and newly-formed Subsidiary of the Borrower (the “Purchaser”), which are not subject to the Guaranty Obligations of any other Person, to pay aggregate contingent purchase price consideration in connection with the Magnus Acquisition not to exceed $11,400,000 payable, at the option of the Purchaser, either in cash or with the issuance of Capital Stock of the Borrower, in each case on March 31, 2020, and with respect to which no other cash payments (whether in the form of interest or otherwise) are required to be made prior to the date which is earlier than 91 days after the Revolving Credit Maturity Date.

“Magnus Seller Note” means an unsecured promissory note issued and payable by the Borrower, which is not subject to Guaranty Obligations of any other Person, consisting of deferred purchase price consideration payable by the Borrower in connection with the Magnus Acquisition in an initial aggregate principal amount equal to the product of (a) (i) Magnus’ 2014 earnings before interest, taxes, depreciation and amortization minus (ii) $12,000,000, multiplied by (b) two (2), subject to a reduction to the aggregate principal amount if Magnus’ actual 2015 earnings before interest, taxes, depreciation and amortization is below $14,720,000, which principal amount shall be payable in equal installments on each of January 1, 2017 and January 1, 2018.

“Term Loan Agreement” means a term loan and security agreement and related agreements among Bank of America, N.A., as administrative agent, certain lenders from time to time party thereto, the Borrower, as the borrower and Great Lakes Dredge & Dock Company, LLC, as guarantor, substantially on the terms and conditions set forth in that certain Summary of Principal Terms and Conditions dated October 1, 2014 delivered to the Administrative Agent by the Borrower on October 20, 2014, and, in any event, provided that the terms thereof (i) are not materially less favorable to the Borrower and its Subsidiaries than the terms set forth in such Summary of Principal Terms and Conditions or than the terms of the Loan Documents, as such term loan and security agreement and related agreements may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time in a manner permitted hereunder and (ii) do not in any way restrict or impose conditions upon the Administrative Agent’s or the Lenders’ ability to obtain Liens on the Collateral or on additional property of the Borrower or its Subsidiaries or other Affiliates to secure the Obligations (other than with respect to the assets not constituting Collateral and serving as collateral for such term loan as more particularly described in that certain schedule of term loan collateral delivered to the Administrative Agent by the Borrower on November 3, 2014 and replacement and additional collateral not constituting Collateral hereunder) or to increase the amount of Indebtedness that may be incurred by the Borrower under this Agreement to an aggregate principal amount which is not greater than $275,000,000.

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“Term Loan Obligations” means all of (a) the Borrower’s direct obligations, and Great Lakes Dredge & Dock Company, LLC’s Guaranty Obligations, under and with respect to the Term Loan Agreement, including, without limitation, all obligations to pay principal in an aggregate amount not to exceed $50,000,000, and all interest, premium, fees, charges, expenses and indemnities with respect thereto, and all obligations to effect redemptions, repurchases and prepayments with respect thereto to the extent permitted hereunder, in any case, whether fixed, contingent, matured or unmatured and (b) the Borrower’s obligations under, and Great Lakes Dredge & Dock Company, LLC’s Guaranty Obligations with respect to, such other Indebtedness the net proceeds of which are, in whole or in part, designated to be used, and are used reasonably promptly after the incurrence thereof, to refinance in whole or in part the then existing Term Loan Obligations (including any subsequent refinancing thereof from time to time which is permitted under this definition); provided, that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, replacement, exchange or extension except by an amount equal to accrued and unpaid interest and a reasonable premium plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the final maturity date and weighted average life of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the Indebtedness prior to such refinancing, refunding, renewal or extension and (iii) the terms of any such refinancing, refunding, renewal or extension are not materially less favorable to the Borrower and its Subsidiaries than the Indebtedness prior to such refinancing, refunding, renewal or extension.

(b) Section 1.1 of the Credit Agreement is further amended to amend and restate the parenthetical set forth in clause (b) of the definition of “Indebtedness” as follows:

(including, without limitation, all obligations under earn-out agreements other than the Magnus Earnout)

(c) Section 1.1 of the Credit Agreement is further amended to insert the following language into clause (a) of the definition of “Note Indenture Obligations” immediately following the reference to “7-3/8% Senior Notes, due 2019,”:

and additional senior notes issued under the Note Indenture in an aggregate principal amount not to exceed $50,000,000 on terms and conditions which would satisfy each of the requirement of clauses (i) through (iv) of the proviso below in this definition as if the issuance of such additional notes constituted a refinancing of existing notes under the Note Indenture,

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(d) Section 9.1 of the Credit Agreement is amended to add the following parenthetical to the end of clause (f) such section:

(other than (i) in the case of Term Loan Obligation the primary Indebtedness of which may only be guaranteed by Great Lakes Dredge & Dock Company, LLC and (ii) in the case of the Magnus Earnout and the Magnus Seller Note, which Indebtedness may not be guaranteed by any Person);

(e) Section 9.1 of the Credit Agreement is amended to (i) delete the “and” appearing at the end of clause (u) thereof, (ii) amend and restate clause (v) thereof in its entirety as follows, and (iii) add the following new clauses (w) and (x) thereto immediately following clause (v) thereof:

(v) Indebtedness consisting of Term Loan Obligations;

(w) Indebtedness consisting of the Magnus Seller Note; and

(x) all premiums (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (w) of this Section 9.1.

(f) Section 9.2 of the Credit Agreement is amended to (i) delete the “and” appearing at the end of clause (u) thereof, (ii) re-lettering clause (v) thereof as clause (w) and (iii) add the following new clause (v) thereto immediately following clause (u) thereof:

(v) Liens securing Indebtedness permitted under Section 9.1(v), provided that such Liens do not encumber any Collateral; and

(g) Section 9.3(h) of the Credit Agreement is amended to insert the following parenthetical immediately preceding the phrase “does not exceed $50,000,000” set forth in subclause (C) of such section:

(other than the Magnus Acquisition)

(h) Section 9.6 of the Credit Agreement is amended to delete the word “or” at the end of clause (b) of such section, to replace such word with a comma, to add the following clause and parenthetical immediately following clause (c) of such section and immediately prior to the existing parenthetical at the end of clause (c), and to delete such existing parenthetical:

or (d) make any voluntary prepayment, voluntary redemption, voluntary repurchase, voluntary early retirement, or voluntary sinking fund payment with respect to the Term Loan Obligations, other than a refinancing of all of the Term Loan Obligations in accordance with the definition thereof (the foregoing clauses (a) through (d), collectively, the “Restricted Payments”) provided that:

(i) Section 9.6 of the Credit Agreement is further amended to add the following phrase to the beginning of clause (vii) of such section:

other than in the case of Restricted Payments of the type described in clause (d) above,

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(j) Section 9.6 of the Credit Agreement is further amended to delete the word “and” at the end of clause (x) of such section, to replace the period at the end of clause (xi) of such section with a semicolon followed by the word “and”, and to add the following provision to the end of such section:

(xii) the Borrower may make Restricted Payments with respect to the Term Loan Obligations if, after giving effect to any such Restricted Payment, the Borrower’s Consolidated Total Leverage Ratio as of the end of the most recent fiscal quarter for which financial statements have been or were required to be delivered as of the date of such Restricted Payment is to be made would be less than or equal to 3.00 to 1.00 and the Borrower’s Consolidated Fixed Charge Coverage Ratio as of the end of such fiscal quarter would be greater than or equal to 1.25 to 1.00.

(k) Section 9.9 of the Credit Agreement is amended to delete the word “or” at the end of clause (ii) thereof and to replace such word with a comma, and to add the following new clause to the end of such section:

or (iii) the Term Loan Agreement or any related security agreement or other related agreement, instrument or document executed or delivered in connection therewith , other than any modification, amendment, waiver or supplement which satisfies the requirements of the definition of “Term Loan Agreement” and, if effected pursuant to a refinancing of the obligations under the Term Loan Agreement, would constitute permitted Term Loan Obligations and otherwise be permitted by the terms of this Agreement.

(l) Section 9.10(a) of the Credit Agreement is amended to delete the phrase “Section 9.1(b), (i), (k) and (t),” set forth in clause (xiii) of such section and to replace such phrase with the phrase “Sections 9.1(b), (i), (k), (t) and, without limiting the requirements set forth in the definition of “Term Loan Agreement”, Section 9.1(v),”.

(m) Section 9.10(b) of the Credit Agreement is amended to delete the phrase “Sections 9.1(b), (i), (k), and (t),” set forth in clause (i)(J) of such section and to replace such phrase with the phrase “Sections 9.1(b), (i), (k), (t) and (v),”.

Section 2. Effectiveness of this Amendment; Conditions Precedent. The provisions of Section 1 of this Amendment shall be deemed to have become effective as of the date first written above (the “Effective Date”), but such effectiveness shall be expressly conditioned upon the Administrative Agent’s receipt of (a) counterparts of this Amendment duly executed by the Borrower, the other Credit Parties and the Required Lenders and (b) an amendment fee, for the account of each Lender executing this Amendment on or prior to 1:00 p.m. (Central time) on November 4, 2014, in an amount equal to 0.10% of such Lender’s Commitment, which amendment fees shall be payable in U.S. Dollars in immediately available funds, free and clear of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, and shall be in addition to, and not in lieu of, any other fees, compensation, expenses, reimbursements, indemnities or other obligations payable or in connection with the Credit Agreement.

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Section 3. Representations and Warranties.

(a) The Borrower and each other Credit Party hereby represents and warrants that this Amendment and the Credit Agreement as amended hereby (collectively, the “Amendment Documents”) constitute legal, valid and binding obligations of the Borrower and the other Credit Parties enforceable against the Borrower and the other Credit Parties in accordance with their terms.

(b) The Borrower and each other Credit Party hereby represents and warrants that its execution and delivery of this Amendment, and the performance of the Amendment Documents, have been duly authorized by all proper corporate or limited liability company action, do not violate any provision of its organizational documents, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any governmental agency, or of any other third party under the terms of any contract or agreement to which it or any of its Affiliates is bound (which has not been previously obtained), including without limitation, the Bonding Agreement and the Note Indenture.

(c) The Borrower and each other Credit Party hereby represents and warrants that before and after giving effect to the provisions of this Amendment, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Borrower and each other Credit Party contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of its execution and delivery hereof or thereof in all material respects as though made on and as of such date.

Section 4. Reaffirmation, Ratification and Acknowledgment. The Borrower and each other Credit Party hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Loan Document to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents and (c) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s, or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or such other Credit Parties with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. Except as modified hereby, the Credit Agreement is in all respects ratified and confirmed, and the Credit Agreement as modified by this Amendment shall be read, taken and so construed as one and the same instrument. Each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Amendment shall operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Administrative Agent or the Lenders), under any of the Loan Documents, except as specifically set forth herein. From and after the effectiveness of this Amendment, (x) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby and (y) all references to the Credit Agreement appearing in any other Loan Document, or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement, as amended hereby.

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Section 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6. Administrative Agent’s and Arranger’s Expenses. The Borrower hereby agrees to promptly reimburse the Administrative Agent and the Arranger for all of the reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arranger) it has heretofore or hereafter incurred or incurs in connection with the arrangement, structuring, syndication, preparation, negotiation and execution of this Amendment and the other documents, agreements and instruments contemplated hereby.

Section 7. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which when together shall constitute one and the same agreement among the parties. Delivery of any executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

GREAT LAKES DREDGE & DOCK CORPORATION, as Borrower

By:	/s/ Mark W. Marinko

Name:	Mark W. Marinko

Title:	Senior Vice President and Chief Financial Officer

GREAT LAKES DREDGE & DOCK ENVIRONMENTAL, INC., as a Credit Party

By:	/s/ Jonathan W. Berger

Name:	Jonathan W. Berger

Title:	President and Chief Executive Officer

GREAT LAKES DREDGE & DOCK COMPANY, LLC, as a Credit Party

By:	/s/ Mark W. Marinko

Name:	Mark W. Marinko

Title:	Senior Vice President and Chief Financial Officer

DAWSON MARINE SERVICES COMPANY, as a Credit Party

By:	/s/ Catherine M. Hoffman

Name:	Catherine M. Hoffman

Title:	President

NASDI HOLDINGS CORPORATION, as a Credit Party

By:	/s/ Jonathan W. Berger

Name:	Jonathan W. Berger

Title:	President and Chief Executive Officer

Signature Page to

Amendment No. 6 to GLDD Credit Agreement

FIFTY-THREE DREDGING CORPORATION, as a Credit Party

By:	/s/ Paul E Dinquel

Name:	Paul E Dinquel

Title:	Vice President

TERRA CONTRACTING SERVICES, LLC, as a Credit Party

By:	/s/ Bruce E. Reder

Name:	Bruce E. Reder

Title:	Senior Vice President - Finance

Signature Page to

Amendment No. 6 to GLDD Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jonathan M. Phillips

Name:	Jonathan M. Phillips

Title:	Senior Vice President

Signature Page to

Amendment No. 6 to GLDD Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Patrick Flaherty

Name:	Patrick Flaherty

Title:	Vice President

Signature Page to

Amendment No. 6 to GLDD Credit Agreement

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Michael Gift

Name:	Michael Gift

Title:	Vice President

Signature Page to

Amendment No. 6 to GLDD Credit Agreement

FIFTH THIRD BANK, as a Lender

By:	/s/ Robert R. Mangers

Name:	Robert R. Mangers

Title:	Vice President

Signature Page to

Amendment No. 6 to GLDD Credit Agreement

MB FINANCIAL BANK, N.A., as a Lender

By:	/s/ Mike Wells

Name:	Mike Wells

Title:	Vice President

Signature Page to

Amendment No. 6 to GLDD Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ Michael Shannon

Name:	Michael Shannon

Title:	Vice President

By:	/s/ Kirk L. Tashjian

Name:	Kirk L. Tashjian

Title:	Vice President

Signature Page to

Amendment No. 6 to GLDD Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Carle A. Felton

Name:	Carle A. Felton

Title:	Director

Signature Page to

Amendment No. 6 to GLDD Credit Agreement